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                                   EXHIBIT 5.1

                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                          1650 Arch Street, 22nd Floor
                           Philadelphia, PA 19103-2097
                                T: (215) 977-2000
                                F: (215) 977-2334
                                www.wolfblock.com



                                  July 13, 2001


The Bon-Ton Stores, Inc.
2801 East Market Street
York, PA  17402

        RE:      Registration Statement on Form S-8 Relating to
                 The Bon-Ton Stores, Inc. Profit Sharing/Retirement Savings Plan

Ladies and Gentlemen:

         As counsel to The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 900,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under The Bon-Ton Stores, Inc. Profit Sharing/Retirement Savings Plan (the "Plan").

         In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of Common Stock and such other matters of law as we have deemed appropriate for purposes of rendering this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         The 900,000 shares of Common Stock to which the Registration Statement relates may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.
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         Based upon the foregoing, it is our opinion that the 900,000 shares of
Common Stock offered and to be offered under the Plan are duly authorized and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   /s/ Wolf, Block, Schorr and Solis-Cohen LLP